CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-30965 and 33-34094) of Microlog Corporation of our report dated December 22, 1995 appearing on page 22 of the 1995 Annual Report to Shareholders of Microlog Corporation which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of this Form 10-K.




Price Waterhouse LLP

Washington, DC
January 29, 1996


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